As filed with the Securities and Exchange Commission on April 3, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION
12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 35th Floor New York, New York 10019

(Address of registrant’s principal executive offices)       (Zip Code)

Title of each class of securities to be so registered	Name of each exchange on which each class is to be registered

Common Units of the Direxion Daily Gold Bull 3X Shares and the Direxion Daily Gold Bear 3X Shares, each a series of the Direxion Shares ETF Trust II	NYSE Arca Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-168227

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units of the Direxion Daily Gold Bull 3X Shares and the Direxion Daily Gold Bear 3X Shares (each a “Fund” and collectively the “Funds”), each a series of the Direxion Shares ETF Trust II (the “Trust”).  The description of the units of each Fund set forth in the Trust’s Registration Statement on Form S-1/A (File No. 333-168227), filed with the Securities and Exchange Commission on December 20, 2013, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and is subsequently filed is hereby also incorporated by reference herein.

The Funds to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Direxion Daily Gold Bull 3X Shares	36-4746510
Direxion Daily Gold Bear 3X Shares	80-0866999

Item 2.  Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.
Direxion Shares ETF Trust II Form S-1/A Registration Statement, as amended (File No. 333-168227), filed with the Securities and Exchange Commission on December 20, 2013 – incorporated herein by reference.

2.
The Trust’s Trust Agreement is included as Exhibit (4)(1) to the Trust’s initial Form S-1 Registration Statement (File Nos. 333-168227), as filed with the Securities and Exchange Commission on July 20, 2010 (Accession Number: 0000894189-10-002506).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 3, 2014
Direxion Shares ETF Trust II

By: Direxion Asset Management, LLC
as Sponsor

By: /s/ Eric W. Falkeis
Eric W. Falkeis President

INDEX TO EXHIBITS

Exhibit No.	Description
1.
Direxion Shares ETF Trust II Form S-1/A Registration Statement, as amended (File No. 333-168227), filed with the Securities and Exchange Commission on December 20, 2013 – incorporated herein by reference.

2.
The Trust’s Trust Agreement is included as Exhibit (4)(1) to the Trust’s initial Form S-1 Registration Statement (File Nos. 333-168227), as filed with the Securities and Exchange Commission on July 20, 2010 (Accession Number: 0000894189-10-002506).